EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of February 2, 2012

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ACHIEVER	12,000’	Under construction in Korea with delivery expected in June 2014.	---	AVAILABLE	N/A
ATWOOD ADVANTAGE	12,000’	Under construction in Korea with delivery expected in September 2013.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000’	Under construction in Singapore with delivery expected in June 2012.	---	---	N/A
		U.S. Gulf Of Mexico	HESS CORPORATION	June 2014 (21 month duration commencing approximately October 2012)	$514,000
Upon delivery from the shipyard, the rig will commence mobilization to the U.S. Gulf of Mexico at a day rate of approximately $360,000 with an expected arrival in late September 2012.

Day rate subject to change due to cost escalation provisions in the contract.

ATWOOD OSPREY	8,200’	Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	May 2014 (Fixed term)	Approximately $490,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5000’	Australia	BHP BILLITON PETROLEUM PTY LTD	March 2012 (2 wells)	Approximately $376,000 (days 1-40)/ $399,000 thereafter	Day rate subject to change due to currency exchange provisions in the contract.
		Australia	CHEVRON	September 2012 (6 months)	$370,000
		Australia	APACHE ENERGY LTD. (“APACHE”)	March 2014 (18 months)	Approximately $385,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The rig could incur approximately 25 zero rate days in the first quarter of fiscal year 2013 for regulatory inspections and planned maintenance.

ATWOOD FALCON	5,000’	Malaysia	SARAWAK SHELL BERHAD	Early February 2012 (Fixed term)	$345,000	Day rate subject to change due to cost escalation provisions in the contract.
		Australia	APACHE	December 2014 (30 month duration commencing approximately June 2012)	Approximately $385,000
The rig could incur approximately 95 zero rate days in the second and third quarter of fiscal year 2012 for planned maintenance and contract preparation work.

Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

ATWOOD HUNTER	5,000’	Ghana/ Equatorial Guinea	KOSMOS ENERGY GHANA INC/ NOBLE ENERGY INC (“NOBLE”)	October 2012 (Fixed term)	$538,000 to $545,000	Day rate subject to change due to cost escalation provisions in the contract.

JACK-UPS
ATWOOD MAKO	400’	Under construction in Singapore with delivery expected in September 2012.	---	AVAILABLE	N/A
ATWOOD MANTA	400’	Under construction in Singapore with delivery expected in December 2012.	---	AVAILABLE	N/A
ATWOOD ORCA	400’	Under construction in Singapore with delivery expected in June 2013.	---	AVAILABLE	N/A
ATWOOD BEACON	400’	Guyana	REPSOL EXPLORATION S.A.	July 2012 (1 well)	$115,000	The rig could incur approximately five zero rate days in the fourth quarter of fiscal year 2012 for regulatory inspections and planned maintenance.
ATWOOD AURORA	350’	Equatorial Guinea	NOBLE	May 2012 (2 wells)	$126,000 to $134,000
		Cameroon	BOWLEVEN PLC.	October 2012 (2 wells)	$134,000	The contract provides an option for one well at $139,000 if exercised by March 31, 2012.
VICKSBURG	300’	Thailand	CEC INTERNATIONAL, LTD.	December 2012 (Fixed term)	$90,000 (until June 30, 2012)/ $95,000 thereafter

OTHER
ATWOOD SOUTHERN CROSS	2,000’	Malta	---	COLD STACKED	N/A
SEAHAWK	1,800’	Ghana	---	COLD STACKED	N/A
RICHMOND	70’	US Gulf of Mexico	---	COLD STACKED	N/A

DEFINITIONS AND DISCLAIMERS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks;   terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations);  the impact of governmental and industry laws and regulations; and environmental matters.  These factors and others are described and discussed  in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.  All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.